                                               EDISON INTERNATIONAL

                                       EXECUTIVE DEFERRED COMPENSATION PLAN
                                            As Restated January 1, 1998

                                                  AMENDMENT NO. 1

The Executive Deferred Compensation Plan is amended as follows effective January 1, 2003:

1.  Article 1 - Definitions is amended as follows:

         (a)      The term "Crediting rate" is amended to read as follows:

                  Crediting Rate means the rate at which interest will be credited to Participant Deferral
                  Accounts.  The rate will be determined annually in advance of the calendar year and will be equal to the average annual Moody's Corporate Bond Yield for Baa Public Utility Bonds for the
                  five years preceding November 1st of the prior year.  Edison International reserves the right to prospectively change the Crediting Rate.

         (b)      The term "Index Rate" is deleted from Article 1 - Definitions.

2.  Section 7.2 - Form of Termination Benefits is amended to read as follows:

         The Administrator will pay the termination benefits in a single lump sum unless the Participant has previously elected payment to be made in three annual installments.  Installments paid under this
         Section 7.2 will include interest at the Crediting Rate and will be redetermined annually to reflect adjustments in that rate.  Notwithstanding the foregoing, any Termination for Cause will result in an immediate lump sum payout.

                                            EDISON INTERNATIONAL

                                            /s/ Beverly P. Ryder
                                            ------------------------------------
                                            Beverly P. Ryder, Vice President and
                                            Corporate Secretary